Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 30, 2015, by and among Dong Gu Kang and Min Jung Kang (collectively, the “Sellers” and each, a “Seller”); Maverick, LLC, a Nevis limited liability company (the “Buyer”), and Aureus Incorporated, a Nevada corporation (the “Company,” and with the Sellers and Buyer, the “Parties,” each being a “Party”).

WHEREAS, the Sellers own an aggregate of 6,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, representing approximately 71.18% of the issued and outstanding share capital of the Company on a fully-diluted basis;

WHEREAS, the Company is indebted to the Sellers for an aggregate of $24,656.00 (the “Indebtedness”);

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Shares and Indebtedness, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Share Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1), Sellers shall sell, transfer and assign to Buyer, and Buyer shall purchase from Sellers, all of Sellers’ right, title and interest in and to the Shares. The aggregate purchase price for the Shares shall be $0.001 per Share, for a total purchase price of $6,000.00 (the “Purchase Price”).

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares and Indebtedness contemplated hereby shall take place at a closing (the “Closing”) to be held at the offices of Magri Law, LLC in Fort Lauderdale, FL, or at such other place or on such other date as Buyer and Seller may mutually agree upon in writing within two (2) business days after the date on which all of the conditions and obligations of the Parties as set forth in this Agreement shall have been substantially satisfied in all material respects or otherwise duly waived, or on such other date and at such other place and date as the Buyer and the Sellers may hereafter agree upon in writing (such date of the Closing being referred to herein as the “Closing Date”).

3. Deliverables at Closing.

(a) At the Closing, each Seller shall deliver to Buyer the following:

(i) a copy of this Agreement duly executed by the Seller;

(ii) a stock certificate or certificates evidencing his Shares, free and clear of all lien, pledge, encumbrance, charge, security interest, claim or right of another (collectively, “Encumbrances”), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

(iii) a copy of the Debt Assumption Agreement, in the form attached hereto as Annex C, duly executed by the Seller;

(iv) a duly executed resignation letter thereby resigning as a member of the Board of Directors and all positions with the Company, effective on the Closing Date;

(b) At the Closing, Buyer shall deliver to each Sellers the following:

(i) a copy of this Agreement duly executed by the Buyer;

(ii) a promissory note, substantially the form attached hereto as Annex A, for the principal amount of such Seller’s portion of the Purchase Price and Indebtedness as set forth on Annex B attached hereto;

(iii) a copy of the Debt Assumption Agreement, in the form attached hereto as Annex C, duly executed by the Buyer;

(c) At the Closing, the Company shall deliver to the Buyer the following:

(i) a copy of this Agreement duly executed by an authorized officer of the Company;

(ii) a copy of the Debt Assumption Agreement, in the form attached hereto as Annex C, duly executed by an authorized officer of the Company;

(iii) duly executed Board resolutions therein authorizing the execution, delivery and performance of this Agreement and Debt Assumption Agreement and the consummation of the transactions contemplated by such agreements, accepting the Sellers’ resignations as Board members and officers of the Company, appointing the Tracy Fortner (or other person designed by Buyer) as a member of the Board of Directors and as the Chief Executive Officer, Secretary and Treasurer of the Company, effective on the Closing Date;

(iv) A complete stockholder ledger of the stockholders of the Company;

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(v) Board minutes and resolutions since inception; and

(vi) EDGAR filing codes.

(vii) All Company corporate and financial records from inception to current delivered by electronic form and hard copy to Magri Law, LLC

(viii) All Company accounting files previously provided to Accountants and Auditors from inception to current to Magri Law, LLC

4. Closing Conditions.

(a) The obligation of Sellers to sell, transfer and assign the Shares to Buyer hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Buyer in Section 6 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(b) The obligation of Buyer to purchase the Shares from Sellers is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Sellers in Section 5 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) the Company and Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii) the Company and Sellers shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein;

(iv) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

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5. Representations and Warranties of the Sellers and Company. The Sellers and the Company, jointly and severally, represent, warrant and covenant to and with Buyer, both as of the date of this Agreement and as of the Closing Date, as an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

(b) Authorization. The Company and the Sellers are fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform their respective covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Sellers and the Company (and assuming due execution and delivery hereof and thereof by the other Parties hereto and thereto), will constitute a valid and legally binding obligation of the Sellers and the Company, in each case enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Company and the Sellers under or by virtue of this Agreement or such other agreement or instrument.

(c) Ownership of the Shares. The Sellers are the record and beneficial owner of the Shares. The Sellers holds the Shares free and clear of any Encumbrance and has the absolute right to sell and transfer the Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Shares free and clear of any Encumbrance, other than applicable securities laws.

(d) No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company and/or the Sellers with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will

(i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company;

(ii) violate or, alone or with notice of the passage of time, result in the breach or termination of, or otherwise give any contracting Party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Sellers and/or the Company is a Party or by which any of them or any of their respective properties or assets may be bound;

(iii) result in the creation of any Encumbrance upon any of the properties or assets of the Sellers and/or the Company;

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(iv) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi-governmental agency against, or binding upon the Sellers and/or the Company or upon any of their respective properties or assets; or

(v) violate any law or regulation of any jurisdiction relating to the Sellers and/or the Company or any of their respective assets or properties.

(e) Obligations; Authorizations. Neither the Company nor either of the Sellers are (i) in violation of any judgment, order, injunction, award or decree which is binding on any of them or any of their assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him or it, or to his or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

(f) Consents. There are no consents necessary or required from any third Parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company and the Sellers for the execution and delivery of this Agreement and the performance of their respective obligations hereunder. The Sellers shall file a Form 4 and Schedule 13D amendment immediately upon Closing.

(g) SEC Reports. The Company has filed with the Securities and Exchange Commission (the “SEC”) all reports required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is “current” in its reporting (the “SEC Reports”). As of their respective dates, the SEC Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Reports is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). The Company has not received any communication from the SEC, FINRA or any other regulatory authority regarding any SEC Report or any disclosure contained therein.

(h) Financial Statements. The financial statements (the “Financial Statements” of the Company included in the SEC Reports, including in each case the related notes thereto, (i) are in accordance with the books and records of the Company, (ii) are correct and complete in all material respects, (iii) present fairly the financial position and results of operations of the Company as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material) and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”). As of their respective dates, the Financial Statements complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

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(i) Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 8,430,000 shares are issued and outstanding as of the close of business on the date of this Agreement. All of the issued and outstanding shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, debentures, notes, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or any agreement providing any such rights).

(j) Liabilities. On the date hereof, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise, that are not reflected in the Financial Statements.

(k) Shell Company. The Company is a “shell company,” as defined in Rule 12b-2 of the Exchange Act.

(l) Actions and Proceedings. Neither of the Sellers nor the Company is a subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Sellers’ right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Company and the Sellers, threatened against or affecting the Company.

(m) Compliance with Laws. The Company has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

(n) Bank Accounts and Credit Cards. At Closing, the Company will have no not have any bank account, safe deposit box or credit or charge cards registered in the name of or for the benefit of the Sellers.

(o) Stockholders. To be provided at Closing is a current stockholder list as provided by the Company’s transfer agent. The Company and the Seller each represent and warrant that there are no other stockholders of the Company, and no other person who owns or controls the shares of the Company, other than as indicated on said stockholder list.

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(p) Subsidiaries. There are no corporations, partnerships or other business entities controlled by the Company. As used herein, “controlled by” means (i) the ownership of not less than fifty (50%) percent of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. The Company has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

(q) Litigation, Compliance with Law. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or to any of its properties, assets or businesses pending or, to the best of its knowledge, threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its properties, assets or businesses. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

(r) Agreements and Obligations; Performance. The Company is not a Party to, or bound by any: (i) contract, arrangements, commitment or understanding; (ii) contractual obligation or contractual liability of any kind to any person; (iii) contract, arrangement, commitment or understanding with a potential or actual customer or any officer, employee, stockholder, director, representative or agent thereof; (iv) contract for the purchase or sale of any materials, products or supplies; (v) contract of employment with any officer or employee; (vi) deferred compensation, bonus or incentive plan or agreement; (vii) management or consulting agreement; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to any Liability; (xi) contract involving aggregate payments or receipts of any amount of funds; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar stockholders’ agreement; and/or (xiv) other contract, agreement, commitment or understanding which affects its securities or any of its properties, assets or business.

(s) Permits and Licenses. The Company is in compliance in all respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

(t) Employee Benefit Plans. The Company does not maintain and is not required to make contributions to any “pension” and “welfare” benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

(u) Trading. The shares of Common Stock are quoted on the OTC Pink Sheets under the symbol “ARSN” and the shares of Common Stock are eligible for deposit with the DTC. Actual sales of shares of Common Stock have taken place in the over-the-counter market and have been reported on the OTC. The Company has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the Common Stock to be quoted on the OTC Pink Sheets or deposited with the DTC.

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(v) Insurance. The Company has no insurance policies. The Company does not provide any insurance.

(w) Broker, Finder, etc. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers and/or the Company

(x) Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyer by the Sellers and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

6. Representation and Warranties of Buyer.

(a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Nevis.

(b) Authorization. Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Sellers and the Company) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) Investment Intent. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d) Consents. No governmental, administrative or other third Party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) Actions, Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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(f) Broker, Finder, etc. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

7. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

8. Indemnification. Sellers shall jointly and severally indemnify Buyer and hold Buyer harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Buyer resulting from any breach of any representation, warranty, covenant or agreement made by Sellers herein or in any instrument or document delivered to Buyer pursuant hereto.

9. Further Assurances. Following the Closing, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

10. Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of Buyer and Seller or (b) by either Buyer or Seller if (i) a breach of any provision of this Agreement has been committed by the other Party and such breach has not been cured within 30 days following receipt by the breaching Party of written notice of such breach, or (ii) the Closing does not occur by September 18, 2015. Upon termination, all further obligations of the Parties under this Agreement shall terminate without liability of any Party to the other Parties to this Agreement, except that no such termination shall relieve any Party from liability for any fraud or willful breach of this Agreement.

11. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

13. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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14. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

15. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

Seller:		/s/ Dong Gu Kang
	Name:	Dong Gu Kang

Seller:		/s/ Min Jung Kang
	Name:	Min Jung Kang

Buyer:	MAVERICK, LLC

	By:	/s/ Ester Barrios
	Name:	Ester Barrios
	Title:	President

Company:	AUREUS INCORPORATED

	By:	/s/ Tracy Fortner
	Name:	Tracy Fortner
	Title:	President, Chief Executive Officer and Secretary

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Annex A

[FORM OF PROMISSORY NOTE]

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Annex B

Purchase Price

Seller:	Number of Shares:	Share Purchase Price ($0.001/ Share):	Indebtedness:	Total Purchase Price:
Dong Gu Kang	3,000,000	$3,000.00	$22,855.00	$25,855.00
Min Jung Kang	3,000,000	$3,000,00	$1801.00	$4,801.00

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Annex C

[Debt Assumption Agreement]

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